 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 8, 2016 hhgregg, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 001-33600

Indiana	47-4850538
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
4151 East 96th Street
Indianapolis, Indiana 46240
(Address of principal executive offices, including zip code)
(317) 848-8710
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
The information called for by this item is contained in Item 5.02, which is incorporated by reference.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective August 8, 2016, the Boards of Directors of hhgregg, Inc. ("hhgregg") and Gregg Appliances, Inc. ("Gregg Appliances" and, together with hhgregg, the "Company") announced the appointment of Tom Schuetz to Chief Information Officer, Kevin Kovacs to SVP, Chief Financial Officer and Sam Johnson to Chief Retail Officer reporting directly to Mr. Robert Riesbeck, President and Chief Executive Officer.
Mr. Schuetz, 52, has over 30 years of retail experience combined with strong leadership and project management skills which have led to successfully completing large-scale implementations of e-Commerce systems, EMV initiatives, and Cloud-based solutions for legacy platforms. From March 2011 to August 2016, Mr. Schuetz served as Chief Technology Officer for Luxottica's Americas & Asia-Pacific enterprise. From 2006 to 2011 Mr. Schuetz served in several roles at Lord and Taylor, LLC. including Vice President -HBTC IT Shared Services Group (2009-2011) and as VP-Software Development (2006-2009). Mr. Schuetz also held the titles of President and COO at MDx Medical Management, Inc. after his time with Deloitte Consulting.
Mr. Kovacs, 41, joined the Company in September 2009 as the Director of Tax and Treasury. In January 2015, he was promoted to Vice President, Controller. Prior to joining the Company, Mr. Kovacs served as the Manager, Tax and Treasury from 2005 to 2007 and as Director, Tax and Treasury from 2007 to 2009 at The Steak n Shake Company. Mr. Kovacs also served several roles at KPMG, LLP from 1998 to 2005, most recently serving as Senior Tax Manager.
Mr. Johnson, 49, joined the Company in August 2010. Mr. Johnson has over 26 years of experience in retail sales and store operations. Prior to joining the Company, Mr. Johnson held various leadership roles with Sears, an appliance, hardware, and clothing department store chain, beginning in 1989. From January 2006 to August 2010, Mr. Johnson served as Vice President of Small Stores and Regional Vice President of the Northwest Region. Prior to this, Mr. Johnson held the position of Regional Director of Operations and Merchandising for the Southeast Region from April 2004 through January 2006.
In connection with the appointments, Mr. Schuetz, Mr. Kovacs and Mr. Johnson entered into employment agreements. Mr. Schuetz's employment agreement provides for, among other things, (i) a base salary of $300,000 per year (ii) an annual cash incentive opportunity with a target equal to 77% of his base salary, with the actual payout ranging from 0% to 150% of base salary depending on the Company’s performance and (iii) additional benefits generally available to other salaried employee of the Company. Mr. Kovacs' employment agreement provides for, among other things, (i) a base salary of $250,000 per year (ii) an annual cash incentive opportunity with a target equal to 63% of his base salary, with the actual payout ranging from 0% to 150% of base salary depending on the Company’s performance and (iii) additional benefits generally available to other salaried employee of the Company. Mr. Johnson's employment agreement provides for, among other things, (i) a base salary of $375,000 per year (ii) an annual cash incentive opportunity with a target equal to 77% of his base salary, with the actual payout ranging from 0% to 150% of base salary depending on the Company’s performance and (iii) additional benefits generally available to other salaried employee of the Company.
Mr. Schuetz's, Mr. Kovacs' and Mr. Johnson's employment is an "at will" agreement. However, pursuant to the terms of the employment agreement, if Mr. Schuetz, Mr. Kovacs or Mr. Johnson is terminated by the Company other than for "cause" or a change of control, Mr. Schuetz, Mr. Kovacs and Mr. Johnson will receive 12 months of their base salary paid ratably over a 12-month period consistent with customary payroll practices and a lump sum stipend equal to 167% of the product of 12 times the monthly COBRA premium that corresponds to the health, dental and vision coverage he had in effect at the time of termination, subject to all applicable withholdings and deduction and outplacement services for 12-months after the date of termination to assist the Executive in his search for new employment. If Mr. Schuetz, Mr. Kovacs or Mr. Johnson (i) is terminated within 12 months following a change in control or (ii) voluntarily resigns within 12 months after a change in control following  a material diminution in his base compensation or authority, duties or responsibilities in effect prior to a change of control, or a material change in the geographic location at which he is assigned to perform his duties from that prior to the change of control, then he will receive severance equal to 24 months of his base salary paid ratably over a 24-month period consistent with customary payroll practices and a lump sum stipend equal to 167% of the product of 24 times the monthly COBRA premium that corresponds to the health, dental and vision coverage he had in effect at the time of termination, subject to all applicable withholdings and deductions.

For purposes of the employment agreements, “cause” means (i) a failure or refusal to perform specific lawful directives of senior officers, (ii) dishonesty of the executive affecting the Company, (iii) a violation of any Company policy, (iv) being under the influence of alcohol or using illegal drugs in a manner which interferes with the performance of the executive's duties and responsibilities, (v) the executive's conviction of a felony or of any crime involving moral turpitude, fraud or misrepresentation, (vi) any misconduct of the executive resulting in material loss to the Company or material damage to the Company’s reputation or theft or defalcation from the Company, (vii) the executive's neglect or failure to substantially perform his material duties and responsibilities or (viii) any material breach of any of the provisions of the employment agreement. For purposes of the employment agreement, “change of control” means (i) a merger, consolidation, business combination or similar transaction involving the Company as a result of which the Company’s stockholders prior to the transaction cease to own at least 70% of the voting securities of the entity surviving the transaction, (ii) a disposition of more than 25% of the Company’s assets or (iii) the acquisition by a person or group of beneficial ownership of more than 25% of the Company’s voting securities.

The employment agreements contain covenants prohibiting executive from competing with the Company in any state in which the Company has a store or in which executive engaged in any business on the Company’s behalf and within a 50-mile radius of any store or distribution center. The agreement also prohibits executive from soliciting any Company employees for employment or soliciting business relationships to terminate their relationship with the Company. These restrictions apply during employment and the 12-month period following the termination of employment.

A copy of the Employment Agreements are attached hereto as Exhibit 10.1, 10.2 and 10.3 and incorporated herein by reference herein.

Item 7.01.	Regulation FD Disclosure.

On August 9, 2016, the Company announced via press release the appointment of Kevin Kovacs to Chief Financial Officer and Sam Johnson to Chief Retail Officer. The press release is attached hereto as Exhibit 99.1 and incorporated by reference into this item.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Employment Agreement, effective as of August 8, 2016, between Gregg Appliances, Inc. and Tom Schuetz
10.2	Employment Agreement, effective as of August 8, 2016, between Gregg Appliances, Inc. and Kevin Kovacs
10.3	Employment Agreement, effective as of August 8, 2016, between Gregg Appliances, Inc. and Sam Johnson
99.1	Press Release dated August 9, 2016

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HHGREGG, INC.

Dated: August 12, 2016	/s/ Robert J. Riesbeck
Robert J. Riesbeck
President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
10.1	Employment Agreement, effective as of August 8, 2016, between Gregg Appliances, Inc. and Tom Schuetz
10.2	Employment Agreement, effective as of August 8, 2016, between Gregg Appliances, Inc. and Kevin Kovacs
10.3	Employment Agreement, effective as of August 8, 2016, between Gregg Appliances, Inc. and Sam Johnson
99.1	Press Release dated August 9, 2016

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